EXHIBIT 11.  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)


                    ELI LILLY AND COMPANY AND SUBSIDIARIES

                                                                               Three Months Ended
                                                                                    March 31,
                                                                              2001             2000
                                                                          -----------------------------
BASIC

Net income..........................................................        $  806.8         $  845.5
                                                                          =============================

Average number of common shares outstanding.........................         1,078.1          1,083.6

Contingently issuable shares........................................              .4               .6
                                                                          -----------------------------

Adjusted average shares.............................................         1,078.5          1,084.2
                                                                          =============================

Basic earnings per share............................................        $    .75         $    .78
                                                                          =============================

DILUTED

Net income..........................................................        $  806.8         $  845.5
                                                                          =============================

Average number of common shares outstanding.........................         1,078.1          1,083.6

Incremental shares - stock options and
   contingently issuable shares.....................................            14.0             14.1
                                                                          -----------------------------

Adjusted average shares.............................................         1,092.1          1,097.7
                                                                          =============================

Diluted earnings per share..........................................        $    .74         $    .77
                                                                          =============================

Dollars in millions except per share data. Shares in millions.

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